Exhibit 99.1

Cryoport Reports Third Quarter 2025 Financial Results

•	Third quarter revenue increased 15% year-over-year to $44.2 million

•	Commercial Cell & Gene Therapy revenue increased 36% year-over-year to $8.3 million

•	Life Sciences Services revenue grew 16% year-over-year, including a 21% rise in BioStorage/BioServices revenue

•	Life Sciences Products revenue grew 15% year-over-year

•	Company updates full year 2025 revenue guidance of $170 to $174 million

NASHVILLE, Tennessee, November 4, 2025, - Cryoport, Inc. (NASDAQ: CYRX) (“Cryoport” or the “Company”), a leading global provider of temperature-controlled supply chain solutions for the life sciences, today announced financial results for its third quarter (Q3) and first nine months (9M) of 2025. Provided in this press release are financial performance highlights, an update to our annual revenue guidance for 2025 and access information for today’s earnings conference call.

Jerrell Shelton, CEO of Cryoport, commented, “Q3 was another outstanding quarter for Cryoport with 15% year-over-year growth in revenue from continuing operations. During the third quarter, we continued to see strong momentum, with double-digit growth. A driver of our total Q3 revenue was from the support of commercial cell and gene therapies, which grew 36% year-over-year to $8.3 million. Our Q3 Life Sciences Services revenue increased 16% year-over-year, representing 55% of total revenue from continuing operations. This included a 21% rise in BioStorage/BioServices revenue, reflecting continued strong demand for our integrated platform. We also saw encouraging signs of stability in our Life Sciences Products segment, where revenue grew 15% year-over-year, supported by sustained demand for our market-leading cryogenic systems. Cryoport continues to demonstrate a visible pathway to profitability with improvements in adjusted EBITDA and a solid gross margin of 48% in Q3, while continuing to invest in our priority growth initiatives to drive long-term value.

“We also executed on key strategic and operational initiatives during the quarter. MVE Biological Solutions launched its next-generation SC 4/2V and SC 4/3V dry vapor shippers equipped with integrated Condition Monitoring Solutions for these dewars, combining its trusted cryogenic systems with our advanced, real-time condition monitoring technology supplied by Tec4med, another Cryoport company. Our pipeline of new innovative products and services, including IntegriCell, positions Cryoport well to capture greater wallet share and offer clients a more integrated solution.

“We also expanded our global infrastructure with the opening of our newest Global Supply Chain Center near the Charles de Gaulle Airport in Paris, France, while advancing plans to open another Global Supply Chain Center in Santa Ana, California targeted for late 2026 that will replace three existing facilities in the area. In addition, we have begun leveraging our recently established strategic partnership with the DHL Group, which we anticipate, as it develops, will fuel growth in our Life Sciences Services business in EMEA and APAC and further strengthen our leadership in supporting the global life sciences market.

“With our momentum and year-to-date performance along with our strong Q3 results, we are raising our full-year revenue guidance from continuing operations to a range of $170.0 million to $174.0 million. Cryoport continues to maintain competitive differentiation as the only pure-play end-to-end temperature-controlled supply chain platform that supports the largest portfolio of clinical and commercial Cell & Gene therapies,” concluded Mr. Shelton.

In tabular form, Q3 2025 and 9M 2025 revenue compared to Q3 2024 and 9M 2024, respectively, were as follows:

Cryoport, Inc. and Subsidiaries

Revenue

(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Life Sciences Services	$24,258	$20,931	16%	$71,492	$60,568	18%
BioLogistics Solutions	19,428	16,955	15%	57,832	49,540	17%
BioStorage/Bio Services	4,830	3,976	21%	13,660	11,028	24%
Life Sciences Products	$19,975	$17,386	15%	$59,235	$54,749	8%
Total Revenue From Continuing Operations	$44,233	$38,317	15%	$130,727	$115,317	13%

BioStorage/BioServices revenue continued to experience strong year-over-year growth, increasing 21% in Q3 2025 as we continue to introduce our capabilities to existing clients, add new clients into our global network, and as more commercial therapies progress in the number of patients treated.

Revenue from the support of commercial cell & gene therapies increased 36% year-over-year to $8.3 million and included revenue from BioLogistics Solutions and sale of accessories. As of September 30, 2025, we supported nineteen (19) commercial therapies.

As of September 30, 2025, Cryoport supported a total of 745 global clinical trials, a net increase of 54 clinical trials over September 30, 2024, with 83 of these clinical trials in Phase 3. The number of trials by phase and region are as follows:

Cryoport Supported Clinical Trials by Phase

	September 30,
Clinical Trials	2023	2024	2025
Phase 1	275	295	309
Phase 2	314	317	353
Phase 3	81	79	83
Total	670	691	745

Cryoport Supported Clinical Trials by Region

	September 30,
Clinical Trials	2023	2024	2025
Americas	516	531	559
EMEA	112	112	137
APAC	42	48	49
Total	670	691	745

In Q3 2025, 4 Biologics License Applications (BLA) / Marketing Authorization Applications (MAA) filings occurred. Post quarter-end, 3 additional BLA filings occurred. During the quarter, Cryoport’s customer ExCellThera received conditional marketing authorization from the European Commission (EC) for their cell therapy Zemcelpro®, as the first and only cell therapy for blood cancer patients without access to suitable donor cells. This EC decision authorizes the marketing of Zemcelpro® in all European Union member states, as well as Iceland, Norway and Liechtenstein.

Recently and subsequent to the end of Q3 2025, Cryoport's customer Bristol Myers Squibb received another supplemental approval from the EC to expand the label of Breyanzi® as a third line treatment for relapsed or refractory follicular lymphoma. During the remainder of 2025, we anticipate up to an additional 7 application filings, 1 new therapy approval and an additional 2 approvals for label/geographic expansions; however, these anticipated approvals and filings may be adversely impacted by the current federal government shutdown in the United States.

Looking ahead to 2026, 5 customers have Prescription Drug User Fee Act (PDUFA) dates in the first and very early second quarter. Additionally, we are currently forecasting up to 25 possible BLA/MAA filings in 2026, with the majority being for new therapies.

Operational milestones

Life Sciences Services

•	Launched our newest, state-of-the-art Global Supply Chain Center at Charles de Gaulle airport in Paris, France, with another Global Supply Chain Center in Santa Ana, California targeted for late 2026.

•	IntegriCell, with cryopreservation service centers located near Liège, Belgium and in Houston, Texas, made further progress in onboarding our first clients, with technology transfer activities nearing completion for multiple biotechnology and top 10 pharmaceutical companies.

Life Sciences Products

•	MVE Biological Solutions (MVE) launched its next generation SC 4/2V and SC 4/3V dry vapor shippers, offering improved safety and reliability for transporting and preserving sensitive biological materials at cryogenic temperatures.

•	Unveiled MVE’s integrated Condition Monitoring Solutions for its SC 4/2V and 4/3V dry vapor shippers, combining MVE's trusted cryogenic systems with advanced, real-time condition monitoring technology supplied by Tec4med, a Cryoport company.

Financial Highlights

On June 11, 2025, the Company completed its previously announced divestiture of its specialty courier CRYOPDP business to DHL Supply Chain International Holding B.V. (“DHL”) and entered into a strategic partnership with DHL. The divestiture and strategic partnership are expected to enhance the Company’s ability to develop its business, particularly in the EMEA and APAC regions, and to provide differentiated and high-value services aligned with Cryoport’s long-term growth strategy. The results of CRYOPDP, a former business within Cryoport’s Life Sciences Services segment, are presented as discontinued operations for all periods presented within the Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets included in this press release and are also not included in the non-GAAP financial measures presented herein.

Revenue

•	Total revenue from continuing operations for Q3 2025 was $44.2 million compared to $38.3 million for Q3 2024, a year-over-year increase of 15% or $5.9 million.

o	Life Sciences Services revenue for Q3 2025 (representing 55% of our total revenue from continuing operations) was $24.3 million compared to $20.9 million for Q3 2024, up 16% year-over-year, including BioStorage/BioServices revenue of $4.8 million, up 21% year-over-year.

o	Life Sciences Products revenue for Q3 2025 (representing 45% of our total revenue from continuing operations) was $20.0 million compared to $17.4 million for Q3 2024, up 15% year-over-year.

•	Total revenue from continuing operations for 9M 2025 was $130.7 million compared to $115.3 million for 9M 2024.

o	Life Sciences Services revenue for 9M 2025 was $71.5 million compared to $60.6 million for 9M 2024, including BioStorage/BioServices revenue of $13.7 million for 9M 2025 compared to $11.0 million for 9M 2024.

o	Life Sciences Products revenue for 9M 2025 was $59.2 million compared to $54.7 million for 9M 2024.

Gross Margin

•	Total gross margin from continuing operations was 48.2% for Q3 2025 compared to 45.5% for Q3 2024.

o	Gross margin for Life Sciences Services was 49.7% for Q3 2025 compared to 48.3% for Q3 2024.

o	Gross margin for Life Sciences Products was 46.4% for Q3 2025 compared to 42.1% for Q3 2024.

•	Total gross margin from continuing operations was 46.9% for 9M 2025 compared to 43.5% for 9M 2024.

o	Gross margin for Life Sciences Services was 48.8% for 9M 2025 compared to 46.2% for 9M 2024.

o	Gross margin for Life Sciences Products was 44.6% for 9M 2025 compared to 40.5% for 9M 2024.

Operating Costs and Expenses

•	Operating costs and expenses from continuing operations were $31.3 million for Q3 2025 compared to $30.8 million for Q3 2024. Operating costs and expenses for 9M 2025 decreased to $88.1 million compared to $159.1 million for 9M 2024. The decrease for 9M 2025 reflects an impairment charge of $63.8 million in Q2 2024, which was primarily related to the write off of remaining goodwill for MVE. Excluding the impairment charge, adjusted operating costs and expenses for 9M 2025 were $88.1 million, compared to $95.3 million for 9M 2024.

Net Income (Loss) – including Discontinued Operations

•	Net loss for Q3 2025 was $6.9 million and net income for 9M 2025 was $89.9 million, compared to net income of $0.8 million and a net loss of $96.1 million for the same periods in 2024, respectively. Net income for 9M 2025 was primarily driven by the sale of our CRYOPDP specialty courier business during Q2 2025, which contributed $115.4 million, net of taxes, to income from discontinued operations.

•	Net loss attributable to common stockholders for Q3 2025 was $8.9 million, or $0.18 per share. Net income attributable to common stockholders for 9M 2025 was $83.9 million, or $1.68 per share. This compares to net losses attributable to common stockholders of $1.2 million, or $0.02 per share, and $102.1 million, or $2.07 per share, for Q3 2024 and 9M 2024, respectively.

•	Non GAAP adjusted net loss was $25.4 million for 9M 2025, compared to $50.8 million for 9M 2024.

Adjusted EBITDA from continuing operations

•	Adjusted EBITDA from continuing operations was a negative $0.6 million for Q3 2025, compared to a negative $2.7 million for Q3 2024. Adjusted EBITDA from continuing operations for 9M 2025 was a negative $4.4 million compared to a negative $14.9 million for 9M 2024.

Cash, Cash equivalents, and Short-Term Investments

•	Cryoport held $421.3 million in cash, cash equivalents, and short-term investments as of September 30, 2025.

Share Repurchase Programs

•	During Q3 2025, the Company purchased 483,397 shares of its common stock under its repurchase programs, at an average price of $7.73 per share, for an aggregate amount of $3.7 million. These shares were returned to the status of authorized but unissued shares of common stock. Following these repurchases, the Company had approximately $65.9 million in total repurchase authorization available under its two repurchase programs.

Updated Guidance for Continuing Operations for Full-Year Fiscal 2025

•	The Company now expects total revenue from continuing operations for fiscal year 2025 to be in the range of $170.0 million to $174.0 million. The Company's 2025 guidance is dependent on its current business and expectations, which may be further impacted by, among other things, factors that are outside of our control, such as national economic factors, the global macroeconomic and geopolitical environment, supply chain constraints, inflationary pressures, the continued U.S. federal government shutdown, tariffs and other trade restrictions and/or the effects of foreign currency fluctuations, as well as the other factors described in the Company's filings with the Securities and Exchange Commission ("SEC"), including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC.

Note: All reconciliations of GAAP to adjusted (non-GAAP) figures above are detailed in the reconciliation tables included later in the press release.

Additional Information

Further information on Cryoport’s financial results is included in the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2025, which is expected to be filed with the SEC on November 6, 2025. Additionally, the full report will be available in the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoportinc.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: In addition to the earnings release, a document titled “Cryoport Third Quarter 2025 in Review”, providing a review of Cryoport’s business update, will be issued at 4:05 p.m. ET on Tuesday, November 4, 2025. The document is designed to be read in advance of the questions and answers conference call and will be accessible at https://ir.cryoportinc.com/news-events/ir-calendar.

Cryoport management will host a conference call at 5:00 p.m. ET on November 4, 2025. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results. A slide deck will accompany the call.

Conference Call Information

Date:	Tuesday, November 4, 2025
Time:	5:00 p.m. ET
Dial-in numbers:	1-800-717-1738 (U.S.), 1-646-307-1865 (International)
Confirmation code:	Request the “Cryoport Call” or Conference ID: 1120106
Live webcast:	‘Investor Relations’ section at www.cryoportinc.com or click here. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

The questions and answers call will be recorded and available approximately three hours after completion of the live event in the Investor Relations section of the Company's website at www.cryoportinc.com for a limited time. To access the replay of the questions and answers click here. A dial-in replay of the call will also be available to those interested, until November 11, 2025. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (International) and enter replay entry code: 1120106#.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX), is a leading global provider of temperature-controlled supply chain solutions for the life sciences, with an emphasis on regenerative medicine. We support biopharmaceutical companies, contract manufacturers (CDMOs), contract research organizations (CROs), developers, and researchers with a comprehensive suite of services and products designed to minimize risk and maximize reliability across the temperature-controlled supply chain for the life sciences. Our integrated supply chain platform includes the Cryoportal® Logistics Management Platform, advanced temperature-controlled packaging, informatics, specialized biologistics, biostorage, bioservices, cryopreservation services, and cryogenic systems, which in varying combinations deliver end-to-end solutions that meet the rigorous demands of the life sciences. With innovation, regulatory compliance, and agility at our core, we are "Enabling the Future of Medicine™."

Headquartered in Nashville, Tennessee, our company maintains a strong global presence with operations across the Americas, EMEA, and APAC.

For more information, visit www.cryoportinc.com or follow via LinkedIn at https://www.linkedin.com/company/cryoportinc or @cryoport on X, formerly known as Twitter at https://x.com/cryoport for live updates.

Forward-Looking Statements

Statements in this press release which are not purely historical, including statements regarding the Company's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, those related to the Company's industry, business, long-term growth prospects, plans, strategies, acquisitions, future financial results and financial condition, such as the Company's outlook and updated guidance for full-year 2025 revenue and the related assumptions and factors expected to drive revenue, projected growth trends in the markets in which the Company operates, the Company's plans and expectations regarding the launch of new products and services, such as the expected timing and benefits of such products and services launches, the Company’s expectations about future benefits of its acquisitions, and anticipated regulatory filings, approvals, label/geographic expansions or moves to earlier lines of treatment approved with respect to the products of the Company's clients. Forward-looking statements also include those related to the Company’s expectations about future benefits relating to the CRYOPDP divestiture and strategic partnership with DHL (collectively, the “DHL Transaction”) and the Company’s plans regarding the completion of its Global Supply Chain Centers, including expected timing. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic and geopolitical conditions, supply chain constraints, inflationary pressures, tariffs and other trade restrictions, the effects of foreign currency fluctuations, trends in the products markets, the continued U.S federal government shutdown, variations in the Company's cash flow, market acceptance risks, and technical development risks. Additional risks and uncertainties relating to the DHL Transaction include, but are not limited to, the risk that any disruption resulting from the DHL Transaction may adversely affect our businesses and business relationships, including with employees and suppliers. The Company's business could be affected by other factors discussed in the Company's SEC reports, including in the "Risk Factors" section of its most recently filed periodic reports on Form 10-K and Form 10-Q, as well as in its subsequent filings with the SEC. The forward-looking statements contained in this press release speak only as of the date hereof and the Company cautions investors not to place undue reliance on these forward-looking statements. Except as required by law, the Company disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Scott Eckstein

KCSA Strategic Communications

cryoport@kcsa.com

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
(in thousands, except share and per share data)	2025	2024	2025	2024
Revenue
Life Sciences Services revenue	$24,258	$20,931	$71,492	$60,568
Life Sciences Products revenue	19,975	17,386	59,235	54,749
Total revenue	44,233	38,317	130,727	115,317
Cost of revenue:
Cost of services revenue	12,201	10,822	36,570	32,578
Cost of products revenue	10,707	10,059	32,814	32,576
Total cost of revenue	22,908	20,881	69,384	65,154
Gross margin	21,325	17,436	61,343	50,163
Operating costs and expenses:
Selling, general and administrative	26,734	26,668	75,543	81,725
Engineering and development	4,523	4,157	12,575	13,555
Impairment loss	-	-	-	63,809
Total operating costs and expenses:	31,257	30,825	88,118	159,089
Loss from operations	(9,932)	(13,389)	(26,775)	(108,926)
Other income (expense):
Investment income	3,402	3,059	6,441	8,468
Interest expense	(526)	(882)	(1,727)	(3,398)
Gain on extinguishment of debt, net	-	17,326	-	18,505
Other income (expense), net	525	(1,878)	(2,714)	(1,691)
Income (loss) before provision for income taxes	(6,531)	4,236	(24,775)	(87,042)
Provision for income taxes	(165)	(316)	(673)	(493)
Income (loss) from continuing operations	$(6,696)	$3,920	$(25,448)	$(87,535)
Income (loss) from discontinued operations, net	(247)	(3,115)	115,393	(8,544)
Net income (loss)	$(6,943)	$805	$89,945	$(96,079)
Paid-in-kind dividend on Series C convertible preferred stock	(2,000)	(2,000)	(6,000)	(6,000)
Net income (loss) attributable to common stockholders	$(8,943)	$(1,195)	$83,945	$(102,079)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.18)	$(0.02)	$1.68	$(2.07)
Weighted average common shares issued and outstanding:
Basic	50,125,268	49,417,757	50,110,450	49,261,717

Cryoport, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands)	2025	2024
Current assets
Cash and cash equivalents	$255,811	$34,137
Short-term investments	165,503	216,460
Accounts receivable, net	34,914	25,304
Inventories	23,326	21,476
Prepaid expenses and other current assets	5,289	7,944
Current assets held for sale	-	36,251
Total current assets	484,843	341,572
Property and equipment, net	83,233	80,013
Operating lease right-of-use assets	40,224	39,920
Intangible assets, net	141,254	147,927
Goodwill	22,409	20,569
Deposits	2,097	1,951
Deferred tax assets	268	842
Long-term assets held for sale	-	70,699
Total assets	$774,328	$703,493

Current liabilities
Accounts payable and other accrued expenses	$13,884	$15,895
Accrued compensation and related expenses	10,864	11,209
Deferred revenue	1,447	1,061
Current portion of operating lease liabilities	4,126	3,399
Current portion of finance lease liabilities	428	315
Current portion of convertible senior notes, net	-	14,298
Current portion of notes payable	-	143
Current portion of contingent consideration	-	2,808
Current liabilities held for sale	-	15,435
Total current liabilities	30,749	64,563
Convertible senior notes, net	184,799	183,919
Notes payable, net	1,291	1,114
Operating lease liabilities, net	39,376	38,551
Finance lease liabilities, net	840	800
Deferred tax liabilities	664	804
Other long-term liabilities	2,708	296
Contingent consideration, net	630	3,751
Long-term liabilities held for sale	-	7,797
Total liabilities	261,057	301,595
Total stockholders' equity	513,271	401,898
Total liabilities and stockholders' equity	$774,328	$703,493

Note Regarding Use of Non-GAAP Financial Measures

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance as defined in Regulation G of the Securities Exchange Act of 1934 are included in this release: adjusted operating costs and expenses, adjusted net income (loss), and adjusted EBITDA from continuing operations. Non-GAAP financial measures are not calculated in accordance with GAAP, are not based on any comprehensive set of accounting rules or principles and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures, including adjusted operating costs and expenses, adjusted net income (loss), and adjusted EBITDA from continuing operations, should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Adjusted operating costs and expenses is defined as operating costs and expenses, excluding impairment losses, if any. Adjusted net income (loss) is defined as net income (loss), excluding impairment losses, gain on extinguishment of debt, net, and income (loss) from discontinued operations, including gain on sale, if any. Management believes these measures, when read in conjunction with, and as supplemental to, the corresponding GAAP financial measures, provide useful measures to investors of Cryoport's expenses and operating results, meaningful comparisons with historical results, and insight into Cryoport's operating performance.

Adjusted EBITDA from continuing operations is defined as income (loss) from continuing operations adjusted for net interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, acquisition and integration costs, cost reduction initiatives, investment income, unrealized (gain)/loss on investments, foreign currency (gain)/loss, net gain on extinguishment of debt, impairment loss, changes in fair value of contingent consideration and charges or gains resulting from non-recurring events, as applicable.

Management believes that adjusted EBITDA from continuing operations provides a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Company’s board of directors utilize adjusted EBITDA from continuing operations to gain a better understanding of Cryoport's comparative operating performance from period to period and as a basis for planning and forecasting future periods. Adjusted EBITDA from continuing operations is also a significant performance measure used by Cryoport in connection with its incentive compensation programs. Management believes adjusted EBITDA from continuing operations, when read in conjunction with Cryoport's GAAP financials, is useful to investors because it provides a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, helps identify trends in Cryoport's underlying business and in performing related trend analyses, and it provides a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP operating cost and expenses to Non-GAAP adjusted operating cost and expenses

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
(in thousands)	2025	2024	2025	2024
GAAP operating costs and expenses	$31,257	$30,825	$88,118	$159,089
Non-GAAP adjustments to operating costs and expenses
Impairment loss	—	—	—	(63,809)
Non-GAAP adjusted operating costs and expenses	$31,257	$30,825	$88,118	$95,280

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP net income (loss) to Non-GAAP adjusted net income (loss)

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
(in thousands)	2025	2024	2025	2024
GAAP net income (loss)	$(6,943)	$805	$89,945	$(96,079)
Non-GAAP adjustments to net income (loss)
Income (loss) from discontinued operations, including gain on sale	(247)	—	115,393	—
Gain on extinguishment of debt, net	—	17,326	—	18,505
Impairment loss	—	—	—	(63,809)
Non-GAAP adjusted net income (loss)	$(6,696)	$(16,521)	$(25,448)	$(50,775)

Cryoport, Inc. and Subsidiaries

Reconciliation of GAAP income (loss) from continuing operations to adjusted EBITDA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(in thousands)
GAAP income (loss) from continuing operations	$(6,696)	$3,920	$(25,448)	$(87,535)
Non-GAAP adjustments to income (loss):
Depreciation and amortization expense	6,415	6,041	18,798	17,573
Acquisition and integration costs	38	118	69	652
Cost reduction initiatives	160	397	642	532
Investment income	(3,402)	(3,059)	(6,441)	(8,468)
Unrealized (gain)/loss on investments	(655)	3,535	620	2,593
Foreign currency (gain)/loss	274	(1,621)	2,521	(778)
Interest expense, net	526	882	1,727	3,398
Stock-based compensation expense	2,526	4,056	7,635	12,923
Gain on extinguishment of debt, net	—	(17,326)	—	(18,505)
Impairment loss	—	—	—	63,809
Change in fair value of contingent consideration	—	43	(5,178)	(1,602)
Income taxes	165	316	673	493
Adjusted EBITDA from continuing operations	$(649)	$(2,698)	$(4,382)	$(14,915)